Exhibit 10.11
MANAGEMENT SERVICES AGREEMENT
     This Management Services Agreement (this “Agreement”) is made and entered into this 19th day of October, 2006, by and between Ashmore Energy International Limited, a Cayman Islands exempted company (“AEI”) and Ashmore Investment Management Limited, a company formed under the laws of England and Wales (“AIML” or the “Provider”). AEI and AIML are referred to herein individually as a “Party”, and collectively as the “Parties”.
W I T N E S S E T H:
     WHEREAS, AEI owns significant direct or indirect stakes in power companies;
     WHEREAS, AEI wishes to retain AIML to provide certain services to the Companies (as defined in Section 2.03);
     NOW THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I

APPOINTMENT OF THE PROVIDER
     Section 1.01 The Recipient hereby appoints the Provider to act upon the terms herein contained until its appointment shall be terminated as hereinafter provided and the Provider hereby accepts such appointment and agrees to assume the obligations set forth herein.
ARTICLE II

SERVICES TO BE PROVIDED
     Section 2.01 Management Services to be Provided to the Recipient. On the terms and subject to the conditions set forth herein, and subject to the overall direction and supervision of AEI, the Provider will provide, or cause to be provided, to the Companies during the Term of this Agreement such of the services set forth on Schedule I (such services being the “Management Services”) as may be reasonably requested from time to time by the Recipient and consented to by the Provider. The Provider shall provide the Management Services in accordance with the service standard set out in Article III.
     Section 2.02 Power of Delegation. The Provider shall have full power to delegate or sub-contract the whole or any part of its functions hereunder to any Person (including, but not limited to, any Affiliate) provided that, any such delegation or sub-contracting shall not relieve Provider of any of its obligations under this Agreement; provided further that except with the consent of the Recipient, the Provider shall not have power to delegate any part of its functions to any Person (the “Appointee”) who is for the time being resident for tax purposes in any jurisdiction where the delegation of such functions would result in the Recipient becoming liable to pay any taxes in any jurisdiction (other than the place of its domicile) in which the Recipient would not otherwise be liable to pay taxes and in the event of an Appointee to whom any part of the Provider’s functions shall have been delegated becoming or being deemed by the appropriate taxing authority to become so resident in such a jurisdiction the Provider shall upon becoming aware thereof take immediate steps to withdraw from such Appointee any authority so delegated. Any delegation or sub-contracting by the Provider pursuant to this Section 2.02 shall be upon reasonable advance notice to the Recipient and subject to the Recipient’s approval.

     Section 2.03 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 2.03:
     “Action” means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.
     “Affiliate” (and, with a correlative meaning “affiliated”) means solely for purposes of this Agreement, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person; provided, that, that for purposes of clarification, for purposes of this Agreement, AEI and AIML shall not be deemed to be Affiliates of one another. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Applicable Law” means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.
     “Business Day” means a day (other than Saturday or Sunday) on which commercial banks are open for business in London and New York City.
     “Companies” means AEI and all of the direct or indirect subsidiaries (wholly owned or otherwise) of AEI.
     “Confidential Information” means non-public information about the disclosing Party’s or any of its Affiliates’ businesses or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information of the disclosing Party or its Affiliates that is marked or designated “confidential” or “proprietary” or that by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential or proprietary. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information shall not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and, to the receiving Party’s knowledge, without breach of a nondisclosure obligation, or (iii) is independently developed by the receiving Party.
     “Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, independent or autonomous official authority, agency, department, board, commission or instrumentality of the United States or any other country, or any political subdivision thereof, whether federal, state or local, and any tribunal, court or arbitrator(s) of competent jurisdiction.
     “Law” means any foreign, federal, state or local law, statute, code, ordinance, rule, regulation or other requirement enacted, promulgated, issued or entered by any Governmental Authority.
     “Person” means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all Governmental Authorities.

     “Recipient” means any Company in its capacity as a recipient of Management Services from the Provider.
ARTICLE III

SERVICE STANDARD
     Section 3.01 Standard of Care; Limited Warranty. The Management Services shall be performed with at least the same level of skill, diligence, prudence and quality as the Provider utilizes in performing similar services within its own operations. THE PRECEDING IS THE ONLY WARRANTY CONCERNING THE MANAGEMENT SERVICES AND ANY RESULTS, WORK PRODUCT OR PRODUCTS RELATED THERETO, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THE LEVEL OF COMPENSATION THE PARTIES HAVE AGREED TO ACCEPT IS PREDICATED ON THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.
     Section 3.02 Consequences of Breach or Non-Performance. The Recipient shall promptly notify the Provider of any failure by the Provider to perform one or more of the Management Services in accordance with the terms of this Agreement. In the event that the Provider (a) does not cure such non-performance within ten (10) Business Days of the receipt of such notice (the “Cure Period”), or (b) has not performed a particular Management Service in accordance with the terms of this Agreement for thirty (30) Business Days in the aggregate, then the Recipient may terminate such Management Service(s) by delivering notice to the Provider. Upon such termination, neither the Recipient nor the Provider shall have any further obligations hereunder (except that the Provider shall continue to be entitled to payment of fees as provided in Section 5.01 and to reimbursement of costs as provided in Section 5.02, and the provisions of this Section 3.02 and Articles VI and IX shall survive). No termination of this Agreement as herein provided shall relieve any Party of any liability it may have for any breach of its obligations hereunder.
     Section 3.03 Relationship of Parties. It is understood and agreed that in providing the Management Services and otherwise in connection with this Agreement, the Provider is an independent contractor and is not, and shall not hold itself out as, an agent, employee or legal representative of the Recipient or any of its Affiliates or otherwise as having power or authority to bind the Recipient or any of its Affiliates in any manner.
ARTICLE IV

TERM
     Section 4.01 Term. The appointment of the Provider shall, subject as herein provided, be for an initial term of one year (the “Initial Term”) and shall automatically be renewed for further successive terms of one year thereafter (each, a “Renewal Period”) unless either Party provides not less than thirty (30) days’ notice in writing to the other Party of its intent not to renew this Agreement, in which event this Agreement shall expire on the last day of the Initial Term or the last day of the then current Renewal Period as applicable (the Initial Term and all Renewal Periods, collectively, the “Term”).
     Section 4.02 Termination. A Party may not terminate this Agreement during the Term except under the following circumstances:

          (a) The Recipient and the Provider may terminate any Management Service, all Management Services with respect to one or more Companies, or this Agreement by the execution of a written agreement signed by authorized representatives of both such Parties, in which event the termination shall be effective on the date specified in such agreement.
          (b) The Recipient shall be permitted to terminate any Management Service, all Management Services with respect to one or more Companies, or this Agreement upon written notice to the Provider, in which event the termination shall be effective on the date that is ninety (90) days after the Provider receives such notice; provided, that in the event of a sale or other transfer of one or more Companies to a third party, such notice period with respect to such Company or Companies shall be reduced to fourteen (14) days.
          (c) The Provider shall be permitted to terminate any Management Service in the event the Recipient fails to pay the Provider’s invoice for such Management Service within sixty (60) days of the invoice date, in which event the termination shall be effective on the date on which the Recipient receives notice from the Provider of such termination.
          (d) The Recipient shall be permitted to terminate any Management Service pursuant to Section 3.02, in which event the termination shall be effective on the date on which the Provider receives notice of termination pursuant to Section 3.02 hereof.
ARTICLE V

BILLING AND PAYMENT
     Section 5.01 Effect of Discontinuance of Purchase of Services. If the purchase of a Management Service is terminated pursuant to Section 3.02 or 4.02 hereof, the Provider shall, upon the effective date of such termination, as set forth in Section 3.02 or 4.02 hereof, as applicable, of that Management Service, discontinue billing the Recipient for any fees for such Management Service; provided, however, that the Recipient will be obligated to pay for Management Services received up to and through the effective date of termination of such Management Service.
     Section 5.02 Rates and Reimbursable Expenses.
          (a) The Provider shall charge the Recipient for the cost (including salary, bonus, benefits, and long-term incentive grants) of its employees performing the Management Services with no markup and at the actual cost incurred by the Provider, to the extent such Management Services are performed.
          (b) The Recipient shall be charged for and shall reimburse the Provider for all reasonable and documented expenses incurred by the Provider in providing the Management Services including, but not limited to, employee-related travel and lodging costs and the actual cost of goods and services, including but not limited to, third party professional service fees such as accounting, legal, technical and environmental, health and safety services purchased by the Provider in providing the Management Services.
          (c) The maximum amount that the Provider shall charge pursuant to Section 5.02(a) and (b) above shall be capped at $4,500,000 in the aggregate throughout the term of this Agreement.
     Section 5.03 Invoices. Charges for Management Services to be performed by the Provider under this Agreement (other than for reimbursable expenses) shall be invoiced to the Recipient by the Provider on or before the seventh business day prior to each payroll date for Provider, to the extent Management Services have been performed in the relevant period. Invoices for reimbursement of expenses as set forth in Section 5.02 hereof shall be delivered monthly to the Recipient by the Provider. Invoices shall contain sufficient detail to permit the Recipient to determine the basis for the charges and the specific services to which the billed amounts relate. The Recipient shall pay all invoices by wire transfer or other means of immediate payment, on or before the 30th day after receipt of each invoice without setoff or deduction of any kind, except as provided in Section 5.04. Any payment by the Recipient made more than forty-five (45) days after the Recipient is invoiced shall incur a late fee of ten percent (10%) per annum, calculated from and after the expiration of such forty-five (45) day period until the date of payment.
     Section 5.04 Disputed Amounts. In the event that a good-faith dispute arises as to the amount of any statement or invoice or any portions thereof submitted by the Provider to the Recipient pursuant to this Article V, the Recipient may withhold all disputed amounts on such invoice or statement but shall pay all charges on such invoice or statement that are not disputed. The Recipient shall promptly notify the Provider in writing of such disputed amounts and the reasons each such charge is disputed by the Provider. The Provider shall provide the Recipient sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the determination is that the Recipient should have paid the disputed amount, the Recipient shall pay the disputed amount to the Provider, with interest on the disputed amount at a rate of ten percent (10%) per annum, calculated from and after the forty-five (45) days following the date of such invoice until the date of payment.
ARTICLE VI

LIMITATION OF LIABILITY AND INDEMNITIES
     Section 6.01 Provider’s Limitation of Liability. The Recipient agrees that the Provider shall not be liable for, and hereby releases the Provider and its Affiliates, and each officer, director, employee, agent, representative, permitted successor and assign of the Provider and/or any of its Affiliates from any loss, liability, cost, expense, penalty, damage, claim or cause of action (the “Liabilities”) arising from any act or omission of the Provider in connection with the Management Services except in the event of gross negligence or wilful misconduct. In no event shall any Party (or its Affiliates) be liable to any other Party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages or expenses (including, without limit, lost data, profits, revenues, income or savings, cost of capital or loss of business reputation or opportunity) arising from this Agreement or any breach thereof or breach of warranty or error in the performance of the Management Services regardless of the fault or negligence (whether sole, joint or concurrent, active or passive) of a Party or its Affiliates even if the other Party has been advised of the possibility of the occurrence of such damages except in the event of gross negligence or wilful misconduct. The Recipient, by its acceptance of any Management Services acknowledges and agrees that the level of compensation the Provider has agreed to accept is predicated on this limitation of liability and disclaimer of warranties.
     Section 6.02 Recipient’s Indemnification.
          (a) The Recipient (the “Indemnifying Party”), at its expense, agrees to defend, protect, release, indemnify, and hold harmless the Provider and any of its Affiliates, and each officer, director, employee, agent, representative, permitted successor and assign of the Provider and/or any of its Affiliates (the “Provider Indemnified Parties”) from and against any and all claims, liabilities, losses, damages, awards and judgments incurred by a Provider Indemnified Party (including reasonable and documented fees and disbursements of the respective Provider Indemnified Party and such Provider Indemnified Party’s counsel relating thereto) which arise out of, or result from, the Management Services provided under this Agreement, including actions taken or omitted to be taken by the Provider Indemnified Party on behalf of the Recipient prior to the date hereof (“Losses”), other than for any Losses arising as a result of the gross negligence or wilful misconduct of any Provider Indemnified Party.
          (b) Any Provider Indemnified Party seeking indemnification shall give the Indemnifying Party reasonably prompt notice of any claim for which it is seeking indemnification pursuant to this

Article VI. An Indemnifying Party’s obligations under this Section 6.02 shall survive even if a Provider Indemnified Party does not provide such Indemnifying Party with reasonably prompt notice of any such claim, so long as such failure does not materially prejudice such Indemnifying Party.
          (c) The foregoing right to indemnity shall be in addition to any rights that the Provider and/or any other Provider Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Recipient hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against the Provider or any other Provider Indemnified Party.
          (d) It is understood that, in connection with the Provider’s engagement, the Provider may also be engaged to act for the Recipient in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in this Agreement as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.
          (e) For the avoidance of doubt, no Company, other than AEI, shall have any liability under this Section 6.02 to any Provider Indemnified Party for any indemnity obligation under this Agreement.
     Section 6.03 Defense of Claims. Subject to the provisions of Section 6.02(f), it is understood and agreed by the Indemnifying Party that in the event a Provider Indemnified Party is made a defendant in any Action for which it is indemnified pursuant to this Agreement, and the Indemnifying Party fails or refuses to assume the defense thereof, after having been notified by the Provider Indemnified Party to do so, that the Provider Indemnified Party may compromise and settle or defend any such claim, and the Indemnifying Party shall be bound and obligated to reimburse the Provider Indemnified Party for the amount expended by the Provider Indemnified Party in settling and compromising any such claim, or for the amount expended by the Provider Indemnified Party in paying any judgment rendered therein, together with all reasonable attorneys’ fees incurred by the Provider Indemnified Party for defense or settlement of such claim. Subject to the limitation set forth in Section 6.02(f) hereof, any judgment rendered against a Provider Indemnified Party or amount expended by a Provider Indemnified Party in compromising or settling such claim shall be conclusive as determining the amount for which the Indemnifying Party is liable to reimburse the Provider Indemnified Party hereunder.
ARTICLE VII

FORCE MAJEURE
     Section 7.01 Force Majeure. Subject to the standards set forth in Article III, if, by reason of force majeure, the Provider is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if the Provider gives notice and reasonable particulars of such force majeure to the Recipient within a reasonable time after the occurrence of the cause relied on, upon giving such notice, so far as and to the extent that it is affected by such force majeure, the Provider shall not be liable solely on account of such inability to perform during the continuance of any inability so caused; provided, however, the Provider shall use commercially reasonable efforts to recommence performance of the affected services.
     Section 7.02 Definition of Force Majeure. The term “force majeure” as employed in this Agreement shall mean acts of God; strikes, lockouts or industrial disputes or disturbances; civil disturbances; arrests and restraints from rulers of people; interruptions by government, administrative agency or court orders, other than as a result of a failure to comply with laws; present and future valid orders, decisions or rulings of any governmental or administrative entity having proper jurisdiction; acts of a public enemy; wars; riots; blockades; insurrections; inability to secure materials by reason of allocations promulgated by authorized governmental agencies; epidemics; landslides; lightning; earthquakes; fire; storm; floods; washouts; whether of the kind herein enumerated or otherwise, not reasonably within the control of the Provider and not caused, in whole or in part, by the acts or omissions of the Provider.
ARTICLE VIII

NOTICES AND REPORTS
     Section 8.01 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the fourth day after mailing if mailed by certified mail, return receipt requested, or (iii) the day of transmission, if sent by facsimile or telecopy during regular business hours, or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to the Parties at the following addresses or telecopy numbers (or to such other address or telecopy number as a Party may have specified by notice given to the other Party pursuant to this provision):
     If to AEI, to:
Ashmore Energy International Limited
c/o International Management Services Limited
Harbour Centre, 4th Floor
North Church Street
P.O. Box 61GT
George Town, Grand Cayman
Cayman Islands
Attention: Director
Facsimile: +1 345 949 8635
     If to AIML, to:
Ashmore Investment Management Limited
20 Bedfordbury
London
WC2N 4BL
United Kingdom
Attention: General Counsel
Facsimile: +44 20 7557 4141

ARTICLE IX

MISCELLANEOUS
     Section 9.01 Confidentiality.
          (a) Nondisclosure. Each of the Parties agrees that (i) it will not, and will cause each of its Affiliates receiving or providing Management Services not to, disclose to any third party or use any Confidential Information disclosed hereunder to such Person, except as expressly permitted in this Agreement or in the exercise of its rights and obligations hereunder, and (ii) it will take reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its or its Affiliates’ possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.
          (b) Permitted Disclosure. Notwithstanding the foregoing, each of the Parties may disclose Confidential Information of any other Party (i) to the extent required by a court of competent jurisdiction or other Governmental Authority or otherwise as required by Law, provided that such Party has given such other Party reasonable prior notice of such requirement when legally permissible and to the extent reasonably possible to permit such other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) to its or its Affiliates’ employees, agents, representatives, legal counsel, auditors, accountants and advisors; provided, however, that such persons shall be specifically informed of the confidential nature of such Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Confidential Information.
          (c) Ownership of Confidential Information. All Confidential Information disclosed hereunder shall be and shall remain the sole and exclusive property of the disclosing party.
     Section 9.02 Applicable Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE APPLICABLE PROVISIONS OF THE STATE OF NEW YORK.
     Section 9.03 Waiver. The performance of or compliance with a Party’s obligations hereunder may be waived, but only in writing signed by an authorized representative of the other Party. No waiver or failure of enforcement by any Party of any default by any other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the defaulting Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the defaulting Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of any non-defaulting Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.
     Section 9.04 Modification. This Agreement may not be modified, varied or amended except by an instrument in writing signed by the Parties.

     Section 9.05 Headings. The headings to each of the various Articles and Sections in this Agreement are included for convenience and reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.
     Section 9.06 Third Parties. Except as provided in Article VI hereof (with respect to Provider Indemnified Parties), this Agreement is not intended to confer upon any Person not a Party hereto (other than the Recipient) any rights or remedies hereunder, and no Person other than the Parties hereto (and the Recipient) is entitled to rely on or enforce any representation, warranty or covenant contained herein.
     Section 9.07 Survival; Limitations Period. Notwithstanding any other provisions in this Agreement, all indemnity, limitation of liability and payment obligations set forth in this Agreement shall survive the termination or expiration of this Agreement, in whole or in part. NO PARTY MAY ASSERT ANY CAUSE OF ACTION AGAINST ANY OTHER PARTY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT MORE THAN SIX (6) MONTHS AFTER THE EXPIRATION OF THE TERM.
     Section 9.08 Binding Effect; Assignment.
          (a) Subject to Section 2.02 and paragraphs (b) and (c) below, no Party hereto may assign this Agreement, in whole or in part, except with the prior written approval of each other Party, which approval shall not be unreasonably withheld. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.
          (b) A Party may assign this Agreement to any successor in interest of such Party of all or substantially all of the assets of such Party.
          (c) The Recipient may make a collateral assignment of its rights under this Agreement to any lender to the Recipient or its Affiliates without the consent of the other Parties, so long as such assignment shall not relieve the Recipient of its obligations hereunder.
     Section 9.09 Entire Agreement. This Agreement, including any exhibits, attachments and schedules hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof, and same supersedes any prior understandings or written or oral agreements relative to said matter.
     Section 9.10 Submission to Jurisdiction; Consent to Service of Process.
          (a) Each Party hereby agrees to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such Action shall be brought only in such court.
          (b) Each Party hereby unconditionally and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such Action. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Each of the Parties hereto hereby consents to process being served by any Party to this Agreement in any Action by the mailing of a copy thereof in accordance with the provisions of Section 8.01
     Section 9.11 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 9.12 No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.
     Section 9.13 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.
     Section 9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     Section 9.15 Construction and Interpretation. All references herein to agreements and other contractual instruments shall be deemed to include all exhibits, attachments and appendices attached thereto and all amendments and other modifications to such agreements and instruments. Words used herein in the singular, where the context so permits, shall also apply to words when used in the plural and vice versa. The term “including” when used in the Agreement will be by way of example and not considered in any way to be a limitation, and means “including, without limitation”.
     Section 9.16 Recipient’s Action. Any action required or permitted hereunder to be taken by the Recipient, including, without limitation, the billing and payment provisions set forth in Article V, shall be taken by AEI on behalf of itself and its Affiliates. All actions taken by AEI hereunder shall be binding on its respective Affiliates and the Provider shall have the right to rely on all such actions. In addition, each Affiliate of AEI, by accepting any Management Services provided by a Provider, shall be deemed to have agreed to the provisions hereof, including, without limitation the services standard provided in Article III, the payment provisions in Article V and the limitation of liability provisions set forth in Article VI.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized, all as of the date first above written.

ASHMORE ENERGY INTERNATIONAL LIMITED
By:	/s/ K. George Wasaff
	Name:	K. George Wasaff
	Title:	Director

ASHMORE INVESTMENT MANAGEMENT LIMITED
By:
Name:
Title:

SCHEDULE I

MANAGEMENT SERVICES
Provision of operational, administrative and technical services (e.g., services including, but not limited to, accounting and legal services, internal audit, implementation and compliance, preparation of financial statements, preparation and filing of tax returns, maintenance and retention of corporate books and records, advice and services related to business development, acquisitions and divestitures, transaction and financing structuring, treasury and cash management services).
Preparation and filing of required materials/filings with any national, state or other regulators.
Provision of board members and authorised signatories (including for bank account management) to the Recipient and the Companies.
Co-ordination and management of service providers to the Recipient and the Companies.